Exhibit 10.4

PUBLIC STORAGE

2016 EQUITY AND PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of [Grant#Date] (the “Grant Date”), by and between Public Storage (the “Company”) and [Participant#Name] (the “Participant”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Company’s 2016 Equity and Performance-Based Incentive Compensation Plan (as amended and/or restated from time to time, the “Plan”).

WHEREAS, the Board of Trustees of the Company has duly adopted, and the shareholders of the Company have duly approved, the Plan, which provides for the grant to Service Providers of options for the purchase of shares of the Company’s common shares of beneficial interest, par value $.10 per share (the “Stock”), which may be granted from time to time as the Committee so determines.

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Participant, pursuant to the Plan, options to purchase a certain number of shares of Stock as compensation for services rendered to the Company, and/or in order to provide the Participant with an incentive to advance the interests of the Company, all according to the terms and conditions set forth herein.

NOW,  THEREFORE, in consideration of the mutual promises and covenants contained herein, and each intending to be legally bound, the Company and the Participant hereby agree as follows:

1.	GRANT OF OPTION.

Subject to and pursuant to the terms of the Plan (the terms of which are incorporated by reference herein), the Company hereby grants to the Participant an Option to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, [No#of#Options#Granted] shares of Stock.  This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Code.

2.	OPTION PRICE.

The per share purchase price (the “Option Price”) of the shares of Stock subject to the Option evidenced by this Agreement shall be [Option#Price]  (which is equal to the Fair Market Value per share on the Grant Date).

3.	VESTING AND EXERCISE OF OPTION.

Except as otherwise provided herein, the Option granted pursuant to this Agreement shall be subject to vesting and exercise as follows:

3.1.	Vesting and Time of Exercise of Option.

The Option is exercisable only before it expires and then only with respect to the vested portion of the Option.    Subject to the Participant’s continued Service from the Grant Date through each applicable Vesting Date, rights to purchase [Yearly#%] of the number of shares of Stock covered by the Option shall vest on each of the first [five#eight] anniversaries of the Grant Date (each, a “Vesting Date”).  Any resulting fractional shares shall be rounded to the nearest whole share and shall be rounded up or down as necessary as of the last applicable Vesting Date; provided, in all cases, the Participant cannot vest in more than the

[Participant#Name]/[Employee#ID#No]

[Grant#Date]/[Grant#Code]

[five#eight] year vesting

number of shares of Stock covered by the Option subject to this Agreement.  To the extent not exercised, the vested portions of the Option shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming vested and exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under the Option.

3.2.	Exercise by Participant and Compliance with Trading Blackout Periods and Company Securities Trading Policy.

During the lifetime of the Participant, only the Participant (or, in the event of the Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative) or a person or entity to whom the Participant has transferred the Option in accordance with Section 5 hereof may exercise the Option.  The Participant agrees to comply with any trading blackout periods and securities trading policies implemented by the Company.

3.3.	Term of Option.

Notwithstanding anything to the contrary, the Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, subject to earlier termination in accordance with this Agreement or the terms of the Plan as determined by the Committee.

3.4.	Limitations on Exercise of Option.

In no event may the Option be exercised, in whole or in part, after expiration of the term of the Option, or after the occurrence of an event which results in termination of the Option.  In no event may the Option be exercised for a fractional share of Stock.

3.5.	Termination of Service.

Subject to Sections 3.6, 3.7, and 3.8 hereof, upon the termination of the Participant’s Service other than by reason of death, Disability, or Retirement (as defined below), the Participant shall have the right at any time within 30 days after such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise, in whole or in part, any vested Option held by such Participant at the date of such termination, to the extent such Option was exercisable as of such termination.  Any unvested portion of the Option on the date of such termination of Service shall immediately terminate as of such termination, and any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.

3.6.	Rights in the Event of Death.

If the Participant dies while in Service, then (a) all Options granted to the Participant pursuant to this Agreement that have not previously vested shall immediately become vested as of such Participant’s death, and (b) the executors or administrators or legatees or distributees of the Participant’s estate shall have the right, at any time within one year after the date of the Participant’s death (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option (after taking into account the vesting acceleration pursuant to this Agreement).    Any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.

3.7.	Rights in the Event of Disability.

If the Participant’s Service terminates by reason of the Participant’s Disability, then (a) all Options granted to the Participant pursuant to this Agreement that have not previously vested shall immediately become vested as of such Participant’s termination, and (b) the Participant shall have the right, at any time within one year after the date of such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option (after taking into account the vesting acceleration pursuant to this Agreement).    Any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.

3.8.	Rights in the Event of Retirement.

If the Participant’s Service terminates by reason of the Participant’s Retirement, then (a) all Options granted to the Participant pursuant to this Agreement that have not previously vested shall immediately become vested as of such Participant’s Retirement Date (or upon the Revocation Expiration Time, if applicable and later), and (b) the Participant shall have the right, at any time within one year after the date of such termination (but before the Option terminates pursuant to Sections 3.3 and 3.4 above), to exercise the vested portion of the Option (after taking into account the vesting acceleration pursuant to this Agreement).    Any vested portion of the Option not exercised during such post-termination exercise window shall immediately terminate as of the end of such post-termination exercise window.  For purposes of this Agreement, “Retirement” means the Participant’s termination of Service other than due to death, Disability, or Cause if:

(a)by the Retirement Date the Participant is at least 55 years old and has provided at least 10 years of Service as defined in the Plan and applied by the Company’s HR department (generally including service with the Company, PS Business Parks, and their Affiliates);

(b)by the Retirement Date the sum of the Participant’s age and total years of Service equals at least 80;

(c)the Participant provided the Company written notice of the Participant’s intention to retire at least 12 months’ prior to the Retirement Date;

(d)on or prior to the Retirement Date the Participant has entered into a separation agreement, in a form acceptable to the Company, which includes a full release of claims and certain restrictive covenants as of the date of Retirement,  and if the execution of such separation agreement is subject to a revocation period by applicable law, the separation agreement has not been revoked and the applicable revocation period, which may not exceed 10 days, has expired (the “Revocation Expiration Time”); and

(e)subject to the Participant’s continued Service through both the Certification Date and the Retirement Date, the Equity Awards Committee has taken separate action to establish a date of termination of Service for the Participant (the “Retirement Date”) and to approve such accelerated vesting for such Participant (the date of such action by that committee, the “Certification Date”); provided, however, that (i) the Participant shall have no right to such accelerated vesting if that committee does not take action to approve such accelerated vesting for such Participant or revokes its approval before the Retirement Date; and (ii) if the Participant’s Service is terminated for any reason other than death or Disability prior to such Retirement Date, any unvested portion of the Option on the date of such termination of Service shall immediately terminate as of such termination, and any vested portion of the Option shall be subject to Section 3.5.

3.9.	Reduction in Number of Shares Subject to Option.

The number of shares of Stock which may be purchased upon exercise of the Option pursuant to this Section 3 shall be reduced by the number of shares previously purchased upon exercise of the Option pursuant to this Section 3.

4.	METHOD OF EXERCISE OF OPTION.

The Option may be exercised to the extent that it has become vested and exercisable hereunder by delivery to the Company on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.  Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (a) in cash or by check payable to the order of the Company; (b) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) by a combination of the methods described in (a) and (b); or (d) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price.  Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a specified licensed broker applicable to the Company as the agent for the Participant and, at the time such shares of Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price plus the amount, if any, of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option.  An attempt to exercise the Option granted other than as set forth above shall be invalid and of no force or effect.  Promptly after the exercise of the Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Participant shall be entitled to the issuance of a Stock certificate or certificates evidencing the Participant’s ownership of such shares.

5.	LIMITATIONS ON TRANSFER.

The Option is not transferable by the Participant, other than by will or the laws of descent and distribution in the event of death of the Participant, and except that the Participant may transfer, not for value, the Option in whole or in part to Family Members of the Participant (or trusts for their or the Participant’s benefit), provided that the transferee, in connection with the transfer, agrees in writing to be bound by all of the terms of this Agreement and the Plan and further agrees not to transfer the Option other than by will or the laws of descent and distribution in the event of the death of the transferee.  Following any transfer permitted by this Section 5, the transferee shall have all of the rights of the Participant hereunder, and the Option shall be exercisable by the transferee only to the extent that the Option would have been exercisable by the Participant had the Option not been transferred.  The Option shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment, or similar processes.

6.	RIGHTS AS SHAREHOLDER.

Neither the Participant, nor any executor, administrator, distributee, or legatee of the Participant’s estate, nor any transferee hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred, and delivered, and the name of the Participant (or of such personal representative, administrator, distributee, or legatee of the

Participant’s estate, or of such transferee) has been entered as the shareholder of record on the books of the Company.

7.	WITHHOLDING TAXES.

Upon the request of the Company, the Participant shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld in connection with the Option.  The Company and its Affiliates shall have the right to deduct from payments of any kind otherwise due to the Participant any such taxes.  The Participant shall make any such payments in cash or cash equivalents or, subject to the prior approval of the Committee, which may be withheld in the Committee’s sole discretion, the Participant may elect to satisfy the withholding obligation, in whole or in part, (a) by causing the Company to withhold shares of Stock otherwise issuable to the Participant pursuant to the Option or (b) by delivering to the Company shares of Stock already owned by the Participant.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable law.  The Participant may deliver or have withheld only shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

8.	DISCLAIMER OF RIGHTS.

No provision in this Agreement shall be construed to confer upon the Participant the right to continue in Service, or to interfere in any way with the right and authority of the Company or any Affiliate either to increase or decrease the compensation of the Participant at any time or to terminate the Participant’s Service.

9.	DATA PRIVACY.

To administer the Plan, the Company and its Affiliates may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.  By accepting this grant, the Participant hereby gives express consent to the Company and its Affiliates to process any such personal data. Participant also gives express consent to the Company to transfer any such personal data outside the country in which Participant works, including, with respect to non-U.S. resident Participants, to the United States, to transferees who will include the Company and other persons who are designated by the Company to administer the Plan.

10.	CONSENT TO ELECTRONIC DELIVERY OF MATERIALS.

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, the Participant agrees that the Company may deliver the Plan prospectus and any annual reports to the Participant in an electronic format. If at any time the Participant would prefer to receive paper copies of these documents, as Participant is entitled to, the Company would be pleased to provide copies. The Participant may contact the Company’s Legal Department to request paper copies of these documents.

11.	INTERPRETATION OF THIS AGREEMENT.

All decisions and interpretations made by the Committee with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Company and the Participant and any other person entitled to exercise the Option as provided for herein.  In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

12.	GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Maryland, except that if Participant’s principal place of employment is in California, then this Agreement will be governed by the laws of the State of California, in either case without giving effect to any choice or conflict of law provision or rule.

13.	BINDING EFFECT.

Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Option provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, transferees and assigns.

14.	NOTICE.

Any notice hereunder by the Participant to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Corporate Secretary, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Participant.  Any notice hereunder by the Company to the Participant shall be in writing and shall be deemed duly given if mailed or delivered to the Participant at the address specified in the Company’s records, or if so mailed or delivered to such other address as the Participant may hereafter designate by written notice given to the Company.

15.	CLAWBACK.

The Option shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable laws, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

16.	ENTIRE AGREEMENT.

This Agreement and the Plan constitute the entire agreement regarding this grant and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.    Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Participant; provided, however, that the Company unilaterally may amend, waive, discharge, or terminate any provision hereof to the extent that such amendment, waiver, discharge, or termination does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the Grant Date.

PARTICIPANT:	PUBLIC STORAGE
By:
[Participant#Name]	Name: [Officer#Name] Title: [Officer#Title]

ADDRESS FOR NOTICE TO PARTICIPANT: [No#Street#Participant#Address] [City#State#Zip#Participant#Address]

(SOPF02)

Signature Page to the Non-Qualified Stock Option Agreement; [Grant#Code]

Merge fields:

name of field:	example:
[Participant#Name]	Peggy J. Smith
[Employee#ID#No]	000 111
[Grant#Date]	December 31, 2016
[Grant#Code]	NQ123
[No#of#Options#Granted]	1,000
[Option#Price]	215.82
[Yearly#%]	20% (or 12.5%)
[five#eight]	five (or eight)
[No#Street#Participant#Address]	123 Main Street
[City#State#Zip#Participant#Address]	Los Angeles, CA 90010
[Officer#Name]	Joe Jones
[Officer#Title]	Vice President